Exhibit 10.11

STOCKERYALE, INC.

Amendment to Policy Regarding Compensation of Independent Directors

The Stocker Yale, Inc. (the “Company”) Policy Regarding Compensation of Independent Directors (the “Policy”) is hereby amended by deleting all references in the Policy to the Company’s 2004 Stock Option and Incentive Plan (the “2004 Plan”) and replacing all references to the 2004 Plan with references to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”).

All stock based awards made to Directors of the Company pursuant to the Policy shall be made under the 2007 Plan. The Company shall not make any additional awards under the 2004 Plan.